UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2015

BSD MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South

Salt Lake City, Utah 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 5, 2015, BSD Medical Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (“Annual Meeting”).  The matters voted on and the results of the votes were as follows:

1.  The stockholders elected the following nominees to the Board of Directors to serve until the next annual meeting or until their successors are duly elected and qualified.  The votes regarding this proposal were as follows:

	Shares For	Withheld	Broker Non-Votes
Timothy C. McQuay	7,492,896	2,069,954	16,394,226
Clinton E. Carnell, Jr.	7,562,630	2,000,220	16,394,226
Harold R. Wolcott	6,744,349	2,818,501	16,394,226
Michael Nobel	9,038,856	523,994	16,394,226
Steven G. Stewart	9,042,856	519,994	16,394,226
Damian E. Dupuy	8,833,056	729,794	16,394,226

Please note that Gerhard W. Sennewald and Douglas P. Boyd were also nominees to the Board of Directors.  However, as we previously reported, both of them resigned prior to the Annual Meeting, and therefore will not serve on the Board of Directors.

2.  The stockholders approved, on an advisory basis,  the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The votes regarding this proposal were as follows:

Shares For	Shares Against	Abstain	Broker Non-Votes
7,242,767	2,160,679	159,404	16,394,226

3.  The stockholders ratified the selection of Tanner LLC as the Company’s independent registered public accountants for the next year.  The votes regarding this proposal were as follows:

Shares For	Shares Against	Abstain
21,668,445	4,037,515	251,116

 Item 8.01 Other Events

On August 8, 2014, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that the bid price of the Company’s common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the “Bid Price Rule”). The letter stated that the Company had until February 4, 2015 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days.

On February 5, 2015, Nasdaq notified the Company that while the Company had not regained compliance with the Bid Price Rule, it was eligible for an additional 180-day grace period, or until August 3, 2015, to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Bid Price Rule, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2015

By:  /s/ William S. Barth
Name:  William S. Barth
Title:    Chief Financial Officer